iCURIE, INC.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made between iCurie, Inc., a Nevada corporation, (the “Company”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, the Company desires to provide financing for itself by issuing shares of its Series B Preferred stock, par value $0.001 per share (“Preferred Stock”) at a purchase price of $1.00 per share, as well as warrants exercisable for additional shares of common stock (“Common Stock”); and

WHEREAS, the Subscriber desires to purchase the number of shares of Preferred Stock and warrants set forth on the signature page of this Subscription Agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR PREFERRED STOCK; REPRESENTATIONS AND WARRANTIES BY THE SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the number of shares of Preferred Stock from the Company set forth on the signature page hereof, and when this Agreement is accepted and executed by the Company, the Company agrees to issue such Preferred Stock to the Subscriber at a purchase price of $1.00 per share (the “Purchase Price”). The Purchase Price will be a minimum of $1,000,000 and a maximum of $5,000,000 payable in $500,000 increments. Provided the Subscriber has satisfied all conditions set forth herein, and the Company has accepted and executed this Agreement, the Company shall deliver to InterWest Transfer Company, Inc., the Company’s transfer agent (the “Transfer Agent”), an irrevocable letter of direction (a “Letter of Direction”) to deliver to Subscriber a certificate representing the Preferred Stock, a copy of such Letter of Direction shall be provided to Subscriber, against delivery to the Company by Subscriber of the Purchase Price. The Purchase Price is payable by certified or cashiers check made payable to the order of the Company or by wire transfer of immediately available funds in accordance with wire instructions provided by the Company. As further consideration for the Purchase Price and as an inducement to Subscriber to enter into this Agreement, together with the issuance of Preferred Stock in accordance with terms hereof, the Company shall also at such time issue and deliver to the Subscriber warrants in the form attached hereto as Exhibit C (the “Warrants”) to purchase a number of shares of Common Stock equal to (i) twenty-five percent (25%) of the number of shares of Preferred Stock purchased by Subscriber, at a per share exercise price of $1.50; and (ii) twenty-five percent (25%) of the number of shares of Preferred Stock purchased by Subscriber, at a per share exercise price of $3.00.

1.2 The Subscriber recognizes that the purchase of the Preferred Stock and warrants involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) he may not be able to liquidate his investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, he could sustain a complete loss of his entire investment.

1.3 The Subscriber acknowledges that he is (i) a qualified investor, as described herein, to qualify for the purchase of the Preferred Stock and warrants; (ii) competent to understand and does understand the nature of the investment; and (iii) able to bear the economic risk of this investment.

1.4 Subscriber hereby represents and warrants to the Company that Subscriber understands and agrees that the Preferred Stock and warrants to be issued pursuant this Agreement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the U.S. and that the issuance of the Preferred Stock and warrants is being effected in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation S of the Securities Act for offers and sales of securities outside the U.S.

1.5 By its execution of this Agreement, Subscriber represents and warrants to the Company as indicated on the signature page to this Agreement, either that:

(a) such Subscriber is an “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; or

(b) such Subscriber is not a “U.S. Person” as defined in Regulation S promulgated under the Securities Act and as set forth in Exhibit B-1 hereto.

1.6 Subscriber understands that the Preferred Stock and warrants is being offered and sold to such Subscriber in reliance upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement, in order that the Company may determine the applicability and availability of the exemptions from registration of the Preferred Stock on which the Company is relying.

1.7 If Subscriber indicates that it is not a U.S. person on the signature page to this Agreement, Subscriber further makes the representations and warranties to the Company set forth on Exhibit B-2 hereto.

1.8 The Subscriber acknowledges that he has significant prior investment experience, including investment in non-listed and non-registered securities. The Subscriber has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Subscriber’s overall commitment to investments which are not readily marketable is not excessive in view of the Subscriber’s net worth and financial circumstances and the purchase of the Preferred Stock and warrants will not cause such commitment to become excessive. The Subscriber recognizes the highly speculative nature of this investment.

1.9 The Subscriber: (i) if a natural person, represents that the Subscriber has reached the age of twenty-one (21) and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Preferred Stock and warrants, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the securities constituting the Preferred Stock and warrants, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

1.10 The Subscriber hereby represents that the Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, “Advisors”) have reviewed the contents of all filings made by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Securities Act, (collectively, the “SEC filings”), including, without limitation, the risk factors contained therein; and that the Subscriber and his Advisors have been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company and the Placement Agent concerning the terms and conditions of this offering, prior to the execution of this Agreement and all such questions have been answered to the full satisfaction of the Subscriber and its Advisors, if any.

1.11 The Subscriber hereby acknowledges that the offering of the shares of Preferred Stock and warrants has not been filed with or reviewed by the Securities and Exchange Commission (the “SEC”) because of the Company’s represen-tations that this is intended to be a nonpublic offering pursuant to Section 4(2) and Rule 506 of Regulation D and/or that the offer and sale of the Preferred Stock are outside the U.S. pursuant to Regulation S promulgated under the Securities Act. The Subscriber represents that the shares of Preferred Stock and warrants are being purchased for his own account, for investment and not for distribution or resale to others. The Subscriber agrees that he will not sell, transfer or otherwise dispose of any of the shares of Preferred Stock and warrants unless they are registered under the Securities Act or unless an exemption from such registration is available.

1.12 The Subscriber understands that the shares of Preferred Stock and warrants have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon his investment intention. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale, transfer or disposition as a deferred sale to which the exemption is not available.

1.13 The Subscriber consents that the Company may, if it desires, permit the transfer of the shares of Preferred Stock or warrants by the Subscriber out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed sale, transfer or disposition does not result in a violation of the Securities Act or any applicable state “blue sky” laws (collectively, “Securities Laws”).

1.14 The Subscriber consents to the placement of a legend on the certificates evidencing the shares of Preferred Stock stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on the sale, transfer or disposition thereof. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the sale, transfer or disposition of the shares of Preferred Stock and warrants.

1.15 The Subscriber acknowledges and agrees that the Company is relying on the Subscriber’s representations contained in this Agreement and the related subscription documents in determining whether to accept this subscription. The Subscriber hereby agrees that the Company reserves the unrestricted right to reject or limit any subscription, to close the offer at any time, and/or to request additional information from the Subscriber.

1.16 The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and the Subscriber covenants that until the closing on the shares of Preferred Stock subscribed for he shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

1.17 The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Preferred Stock and warrants through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or over the Internet, in connection with the offering and sale of the Preferred Stock and warrants and is not subscribing for Preferred Stock and warrants and did not become aware of the offering of the Preferred Stock and warrants through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

1.18 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

1.19 The Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Preferred Stock and warrants for an indefinite period of time.

1.20 The Subscriber is aware that an investment in the Preferred Stock and warrants involves a number of very significant risks and has carefully read and considered the matters set forth in the SEC filings.

1.21 The Subscriber acknowledges that any estimates or forward-looking statements or financial targets included in the SEC filings were prepared by the Company in good faith, but that the attainment of any such targets, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

1.22 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Preferred Stock and warrants which are in any way inconsistent with the information contained in the SEC filings.

1.23 The Subscriber acknowledges that, as a result of the transactions contemplated hereby, Subscriber may in the future become subject to certain provisions of the Exchange Act and that as a result thereof, may be required to make certain filings with the SEC relating to the Company and the Preferred Stock, and Subscriber hereby agrees to fully comply with any such provisions.

1.24 Within five days after receipt of a request from the Company, the Subscriber shall provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

1.25 The Subscriber acknowledges that due to anti-terrorism and anti-money laundering regulations, the Company, and/or any other manager, officer, employee or agent acting on behalf of the Company may require further documentation verifying the Subscriber’s identity and the source of funds used to purchase an the Preferred Stock subscribed for hereby before this Subscription Agreement can be processed or accepted. To comply with applicable U.S. legislation and regulations, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), the Subscriber agrees that all payments by the Subscriber to the Company and all distributions to the Subscriber from the Company will only be made in the Subscriber’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time. The Subscriber further agrees to provide the Company with necessary information in connection with the Company’s compliance procedures with respect to anti-terrorism and anti-money laundering regulations prior to the Closing Date. Such information may include, but is not limited to, the name, address, telephone number, date of birth, and Social Security or taxpayer identification number of any such individual person, or of the beneficial owners of any entity, if Subscriber is an entity. Identity may be verified using a current valid passport or other such current valid government-issued identification (e.g., a driver’s license). In addition, the Subscriber certifies that, to the Subscriber’s knowledge, neither the Subscriber nor any person directly or indirectly controlling or owning any interest in the Subscriber is identified as a specially designated national or blocked person, or as affiliated with any such person, entity or organization on any list maintained by governmental authorities relating to anti-terrorism or anti-money laundering, including but not limited to lists maintained by the United States Treasury Department’s Office of Foreign Asset Control.

1.26 The Subscriber understands that the information contained herein may be disclosed to the United States Government by the Company as may be required by applicable laws.

1.27 The Subscriber has never filed for or been involved as a debtor in bankruptcy proceedings and there are no suits pending or judgments outstanding against it which, in one case or in the aggregate, could impair its ability to remain the direct holder of the Preferred Stock.

1.28 Subscriber represents that the address furnished by Subscriber on the signature page hereto is Subscriber’s principal residence if Subscriber is an individual, or Subscriber’s principal business address if Subscriber is an entity.

1.29 Subscriber acknowledges and agrees that the indication provided by Subscriber on the signature page hereto as to whether such Subscriber is an Accredited Investor (and the basis for such indication) or not a U.S. person constitute representations and warranties of the Subscriber under this Agreement.

II.	REPRESENTATIONS AND WARRANTIES BY THE COMPANY

As of the date of the Company’s acceptance and execution of this Subscription Agreement, the Company represents and warrants to the Subscriber as follows:

2.1 The SEC filings do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the transaction contemplated herein or other termination of this Subscription Agreement any event shall occur as a result of which it might become necessary to amend or supplement the SEC filings so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company shall promptly notify the Subscriber and if such amendments or supplements are not publicly available, shall supply the Subscriber with such amendments or supplements or Supplemental Information (as defined in Section 3.4) correcting or updating such statement or omission.

2.2 The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of is properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company taken as a whole (a “Material Adverse Effect”).

2.3 The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the SEC filings. All issued and outstanding shares of Preferred Stock of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any securityholder of the Company. All shares of Preferred Stock issued to Subscriber pursuant to this Subscription Agreement and warrants, when issued, will be fully paid and nonassessable.

2.4 Except as disclosed in the SEC filings, there are not, nor shall there be immediately prior to the Closing, any outstanding warrants, options, agreements, convertible or exchangeable securities, preemptive rights to subscribe for or other commitments pursuant to which the Company or any of its Subsidiaries is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Agreement.

2.5 The historical financial statements included in the SEC filings are: (i) in accordance with all books, records and accounts of the Company; (ii) are true, correct and complete in all material respects; and (iii) have been prepared in accordance with generally accepted accounting principles.

2.6 Except as disclosed in the SEC filings, each of the Company and its subsidiaries has good and marketable title to their respective properties and assets, free and clear of all liens, charges, encumbrances or restrictions (“Liens”), except Liens for the payment of current taxes which are not yet delinquent, Liens which arise in the ordinary course of business and Liens which will not result in a Material Adverse Effect. To the Company’s knowledge, all of the leases and subleases under which the Company or any subsidiary is the lessor or sublessor of properties or assets or under which the Company or any subsidiary holds properties or assets as lessee or sublessee are in full force and effect, and to the Company’s knowledge, neither the Company (nor any subsidiary) is in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and to the Company’s knowledge, no material claim has been asserted by anyone adverse to rights of the Company or any subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or any subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease in each case other than any non-effectiveness, default or claim which could not be reasonably expected to cause a Material Adverse Effect. The Company and each subsidiary owns or leases all such properties as are necessary to their respective operations as now conducted.

2.7 Except as set forth in the SEC filings, there is no action, suit, investigation, inquiry or similar governmental proceeding, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of any of the Company or its subsidiaries, threatened against the Company or any subsidiary or, to the knowledge of the Company, any officer or director of the Company or any subsidiary (or basis therefor known to the Company or any subsidiary), the adverse outcome of which would have a Material Adverse Effect or that seeks to prevent, enjoin, alter or delay the transactions contemplated hereby. Neither the Company nor any subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental instrumentality, commission, board, bureau, agency or instrumentality, domestic or foreign or self-regulatory organization that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

2.8 To the Company’s knowledge, neither the Company nor any of the subsidiaries is in breach of, or in default under, any material term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, other than any default or breach which could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries is in violation of (i) any provision of its charter or Bylaws or (ii) any franchise, license, permit, judgment, decree or order, or any statute, rule or regulation that, in the case of this clause (ii), would, individually or in the aggregate, have a Material Adverse Effect.

2.9 Each of the Company and its subsidiaries has filed all U.S. federal, state, local and foreign tax returns which are required to be filed by each of them and all such returns are true and correct in all material respects, except for such failures to file which could not reasonably be expected to have a Material Adverse Effect. The Company and each subsidiary has paid all taxes pursuant to such returns or pursuant to any assessments received by any of them or by which any of them are obligated to withhold from amounts owing to any employee, creditor or third party. The Company and each subsidiary has properly accrued all taxes required to be accrued and/or paid, except where the failure to accrue would not have a Material Adverse Effect. To the knowledge of the Company, the tax returns of the Company and its subsidiaries are not currently being audited by any state, local or federal authorities. Neither the Company nor any subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. The Company has set aside on its books adequate provision for the payment of any unpaid taxes.

2.10 Neither the Company nor any subsidiary has received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations, and orders applicable to its business, which has not been cured, the violation of, or noncompliance with, which would have a Material Adverse Effect. To the knowledge of the Company, the Company and each subsidiary has all licenses required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be so licensed would not have a Material Adverse Effect. To the knowledge of the Company, all material licenses held by the Company are in full force and effect and no violations are or have been recorded in respect of any license and no proceeding is pending or threatened to revoke, modify or limit any thereof.

2.11 The issuance of the securities pursuant to the terms of this Agreement, have been duly authorized by the Company’s board of directors and no further consent or authorization of its board of directors or its stockholders is required by the Company and constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally.

2.12 Except as set forth in the SEC filings, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any court, federal, state or local governmental authority or regulatory or self regulatory agency or authority or other person on the part of the Company or any Subsidiary is required in connection with the issuance of the securities or the consummation of the other transactions contemplated by this Agreement.

2.13 Neither the Company nor any subsidiary has taken any steps to seek protection pursuant to any bankruptcy or reorganization law, nor does the Company nor any subsidiary have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or reorganization proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

2.14 No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company or its subsidiaries.

III.	TERMS AND CONDITIONS OF OFFERING

3.1 If not previously accepted by the Company, this Agreement will terminate on Monday, October 14, 2005 at 5:00pm Central Standard Time.

3.2 The Subscriber hereby agrees to purchase the number of shares of Preferred Stock from the Company set forth upon the signature page hereof.

3.3 This Subscription Agreement shall be effective only to the extent, and when and if, accepted and executed by the Company, and may be accepted in whole or in part in the sole discretion of the Company. The Company shall evidence its acceptance of the Subscriber’s subscription by executing a duplicate original or a copy of this Subscription Agreement and delivering the same to the Subscriber.

3.4 Prior to the acceptance of this Subscription, the Company will provide to Subscriber copies of any material information regarding the Company not included in the SEC filings, as well as any additional information deemed necessary or advisable by the Company (“Supplemental Information”). Upon receipt of the Supplemental Information, if any, Subscriber may be required to confirm its subscription and agreements contained herein. Such Supplemental Information, if any, shall update the representations and warranties of the Company contained herein.

3.5 The Company hereby agrees that all material non-public information, whether or not disclosed to the Subscribers in connection with this Agreement, will be disclosed publicly to the extent required by applicable federal securities laws.

3.6 Subscriber hereby acknowledges that, in the course of negotiating the terms of this Agreement and in the course of being a stockholder of the Company, Subscriber may have been, and from time to time may be, furnished with material, non-public information regarding the Company, its business, assets, plans or financial circumstances (collectively, the “Information”). Subscriber agrees that Subscriber will not:

(a) use any information in any manner which would be competitive with the Company’s business or which would violate the Securities Act or the Exchange Act; or

(b) without the Company’s written permission, disclose or publicize any Information to any person, except as required by law or unless and until such Information has become generally known to the public other than through Subscriber.

3.7 Subscriber hereby acknowledges that Subscriber’s obligation under Section 3.6 above shall continue as long as Subscriber holds any securities of the Company and for a period of two (2) years thereafter, regardless of the termination of any other parts of this Agreement or the sale by Subscriber of any or all of such securities.

IV.	NOTICES TO SUBSCRIBERS

4.1 THE PREFERRED STOCK AND WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE PREFERRED STOCK AND WARRANTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS AGREEMENT OR THE ACCURACY OR ADEQUACY OF THE SEC FILINGS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

4.2 THE PREFERRED STOCK AND WARRANTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

V.	MISCELLANEOUS

5.1 The Subscriber hereby acknowledges that the Company is relying on the representations and warranties made by the Subscriber herein.

5.2 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, c/o iCurie, Inc., Espirito Santo Plaza, 1395 Brickell Avenue, Suite 800, Miami, Florida 33131, with a copy to Gregory W. Hayes, DLA Piper Rudnick Gray Cary US LLP, 203 North LaSalle Street, Suite 1900, Chicago, Illinois 60601-1293, and to the Subscriber at his address indicated on the last page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

5.3 This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.5 This Agreement and its validity, construction and performance shall be governed in all respects by the laws of the State of Nevada, without reference to its rules and principles governing conflicts of laws.

5.6 This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of the Preferred Stock and warrants as herein provided, subject to Section 3.4.

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Subscription Agreement on the date his signature has been subscribed and sworn to below.

Investor is a (check all that apply):

_____ An Accredited Investor

_____ Not a U.S. Person

If you indicated that you are an Accredited Investor, circle each category on Exhibit A-1 that applies to you.

1	2	3	4	5	6	7	8

The shares of Preferred Stock are to be issued in:	_______________________________ Print Name of Subscriber
____ individual name	Shares of Preferred Stock
____ tenants in the entirety	Subscription price paid herewith: $ ________ (being the number of shares listed above multiplied by $1.00)
____ corporation (an officer must sign)	_______________________________ Signature of Investor
____ partnership (all general partners must sign)
____ trust	(with a copy to:)
____ limited liability company	_______________________________
_______________________________ Address of Subscriber

ACCEPTANCE

Accepted as of the ______ day of _______________, 2005 as to _______________ shares of Preferred Stock, the Purchase Price for which is $______________, being such number of shares multiplied by $1.00 as to which this Subscription is accepted, subject to receipt of the entire Purchase Price in United States Dollars by certified or cashiers check or by wire transfer of immediately available funds to the Company at its requested account or accounts and performance of other closing conditions set forth in this Agreement:

COMPANY: _______________________________ By:_______________________________ Name: Title:

EXHIBIT A

Definition of “Accredited Investor”

The term “accredited investor” means:

1. A bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of US $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of US $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

2. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

3. An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US $5,000,000.

4. A director or executive officer of the Company.

5. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds US $1,000,000.

6. A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

7. A trust, with total assets in excess of US $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment).

8. An entity in which all of the equity owners are accredited investors. (If this alternative is checked, the Investor must identify each equity owner and provide statements signed by each demonstrating how each is qualified as an accredited investor.)

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EXHIBIT B-1

Definition of “U.S. Person”

1.“U.S. person” (as defined in Regulation S) means:

(i) Any natural person resident in the United States;

(ii) Any partnership or corporation organized or incorporated under the laws of the United States;

(iii) Any estate of which any executor or administrator is a U.S. person;

(iv) Any trust of which any trustee is a U.S. person;

(v) Any agency or branch of a foreign entity located in the United States;

(vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and

(viii) Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2. Notwithstanding paragraph (1) above, any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States shall not be deemed a “U.S. person.”

3. Notwithstanding paragraph (1), any estate of which any professional fiduciary acting as executor or administrator is a U.S. person shall not be deemed a U.S. person if:

(i) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and

(ii) The estate is governed by foreign law.

4. Notwithstanding paragraph (1), any trust of which any professional fiduciary acting as trustee is a U.S. person shall not be deemed a U.S. person if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person.

5. Notwithstanding paragraph (1), an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country shall not be deemed a U.S. person.

B-1-1

6. Notwithstanding paragraph (1), any agency or branch of a U.S. person located outside the United States shall not be deemed a “U.S. person” if:

(i) The agency or branch operates for valid business reasons; and

(ii) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located.

7. The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans shall not be deemed “U.S. persons.”

B-1-2

EXHIBIT B-2

NON U.S. PERSON REPRESENTATIONS

If Subscriber indicates that it is not a U.S. person, Subscriber further represents and warrants to the Company as follows (capitalized terms used but not defined herein have the meanings given under Regulation S):

1. At the time of (a) the offer by the Company and (b) the acceptance of the offer by such Subscriber, of the Preferred Stock and warrants, such Subscriber was outside the United States.

2. No offer to acquire the Preferred Stock and warrants or otherwise to participate in the transactions contemplated by this Agreement was made to such Subscriber or its representatives inside the United States.

3. Subscriber is not purchasing the Preferred Stock and warrants for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

4. Subscriber will make all subsequent offers and sales of the Preferred Stock or warrants either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such Subscriber will not resell the Preferred Stock or warrants to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

5. Subscriber is acquiring the Preferred Stock and warrants for such Subscriber’s own account, for investment and not for distribution or resale to others.

6. Subscriber has no present plan or intention to sell the Preferred Stock or warrants in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Preferred Stock or warrants and is not acting as a Distributor of such securities.

7. Neither Subscriber, its Affiliates nor any Person acting on such Subscriber’s behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Preferred Stock or warrants at any time after the closing through the Distribution Compliance Period except in compliance with the Securities Act.

8. Subscriber consents to the placement of a restrictive legend on any certificate or other document evidencing the Preferred Stock or warrants.

9. Subscriber is not acquiring the Preferred Stock or warrants in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

B-2